i3 VERTICALS REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS
Company to Explore Sale of Its Merchant Services Business
NASHVILLE, Tenn. (February 8, 2024) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal first quarter ended December 31, 2023.
Highlights for the three months ended December 31, 2023 vs. 2022
•Revenue was $92.0 million, an increase of 6.9% over the prior year's first quarter.
•Net income was $1.5 million, compared to net income of $0.2 million in the prior year's first quarter.
•Net income attributable to i3 Verticals, Inc. was $1.1 million, compared to net loss attributable to i3 Verticals, Inc. of $0.2 million in the prior year's first quarter.
•Adjusted EBITDA1 was $25.2 million, an increase of 6.6% over the prior year's first quarter.
•Adjusted EBITDA1 as a percentage of revenue was 27.4%, unchanged from the prior year's first quarter.
•Diluted net income per share available to Class A common stock was $0.04, compared to diluted net loss per share available to Class A common stock of $0.01 in the prior year's first quarter.
•Pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's tax rate, was $0.36 compared to $0.37 for the prior year's first quarter.
•Annualized Recurring Revenue ("ARR")2 for the three months ended December 31, 2023 and 2022 was $316.9 million and $290.2 million, respectively, representing a period-to-period growth rate of 9.2%.
•Software and related services revenue3 as a percentage of total revenue was 47.4% for the three months ended December 31, 2023.
•As of December 31, 2023, consolidated interest coverage ratio was 4.40x and total leverage ratio was 3.60x. These ratios are defined in the Company's 2023 Credit Agreement.
1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue and it is not a forecast. Additionally, ARR does not take into account seasonality. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by i3 Verticals' customers.
3.Software and related services revenue includes the sale of subscriptions, recurring services, ongoing support, licenses, and installation and implementation services specific to software.
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IIIV Reports First Quarter 2024 Financial Results

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Exploration of Sale of our Merchant Services Business
The Company’s Board of Directors (the “Board”) has initiated a process solely to explore the potential sale of certain assets related to its merchant services business (the “Merchant Services Business”), and has engaged Raymond James & Associates, Inc. as its financial advisor to assist in connection with this process. There is no assurance that the process to explore the sale of the Merchant Services Business will result in any transaction, or if the transaction is completed, the timing or terms of any such transaction. Any decision by the Board to engage in any transaction involving the Merchant Services Business will be aligned with the Board’s objectives of maximizing long-term shareholder value and strengthening the Company’s ongoing operations, and in all cases will be subject to then prevailing market conditions.
The Company will provide further information about this exploratory process on its conference call tomorrow, February 9, 2024, at 8:30 a.m. EST. However, following that call, the Company does not intend to make any further disclosure concerning these matters unless and until any definitive transaction agreement is reached or the Company otherwise deems further disclosure is appropriate.
Greg Daily, Chairman and CEO of i3 Verticals, commented, "We are pleased to bring you the results of our first quarter of fiscal year 2024. Revenue from recurring services grew 9%, payments revenue grew 9% and we are excited about the strategic moves we are making.
"The decision to explore a sale of our Merchant Services Business reflects the next evolution in i3’s long-term strategy to focus on our vertical software businesses, and to grow those software businesses through organic growth initiatives as well as through targeted M&A activity. If a sale is completed, we expect that a substantial portion of the proceeds from the sale of the Merchant Services Business will be used to pay down our outstanding debt, which would give us significant availability to deploy productively in our software-related M&A efforts and further enhance shareholder value.
"The Merchant Services Business has been an important part of i3, and we believe it has significant growth potential. Since we hold it in such high regard, we only intend to sell this business as part of this process if we reach an agreement on acceptable terms, and would not part with it lightly. The business is led by industry veterans with decades of experience and includes best-in-class technology and a deep and mature sales team. We hope to find a partner who values the business as highly as we do, who is also excited to be a long-term partner for i3 Verticals as we bring integrated payments to our vertical market software businesses for years to come."
Revised 2024 Outlook
The Company's practice is to provide annual guidance, excluding the impact of acquisitions, dispositions and transaction-related costs. In particular, this annual guidance does not take into account any impact of the potential sale of i3 Verticals' Merchant Services Business as described above in the Company's results of operations for the fiscal year ending September 30, 2024, in the event that such sale is completed.
The Company is providing the following revised outlook for the fiscal year ending September 30, 2024:

(in thousands, except share and per share amounts)	Previous Outlook Range			Revised Outlook Range
	Fiscal year ending September 30, 2024
Revenue	$385,000	-	$410,000	$385,000	-	$400,000
Adjusted EBITDA (non-GAAP)	$109,000	-	$119,000	$109,000	-	$115,000
Depreciation and internally developed software amortization	$11,000	-	$13,000	$11,000	-	$13,000
Cash interest expense, net	$22,000	-	$25,000	$26,000	-	$29,000
Pro forma adjusted diluted earnings per share(1)(non-GAAP)	$1.60	-	$1.78	$1.52	-	$1.64
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “Revised 2024 Outlook” above, reconciliations of adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value
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of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Friday, February 9, 2024, at 8:30 a.m. EST, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. EST on February 9, 2024, through February 16, 2024, by dialing (877) 344-7529 and entering Confirmation Code 4184683.
To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented for historical periods so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.
Additional information about non-GAAP financial measures, including, but not limited to, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.
About i3 Verticals
The Company delivers seamless integrated software and services to customers in strategic vertical markets. Building on its sophisticated and diverse platform of software and services solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals, including its Public Sector (including Education) and Healthcare verticals.
Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2024 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: the impact of our Board of Directors exploring a potential sale of our Merchant Services Business, including the risks that a definitive agreement will not be reached with respect to a potential transaction or that a potential transaction will not be consummated, potential adverse effects on the market price of our Class A common stock or on our operating results because of the failure to complete such a potential transaction, potential adverse effects of the announcement or the consummation of such potential transaction on the market price of our Class A common stock,
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significant transaction costs associated with such a potential transaction, and the effect of the announcement or pendency of such potential transaction on our business relationships, operating results, and business generally, among other factors; ongoing economic and geopolitical conditions, including the impact of inflation and elevated interest rates, competition in our industry and our ability to compete effectively, and regulatory developments; the successful integration of acquired businesses; and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
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i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2023	2022	% Change

Revenue	$91,990	$86,029	7%

Operating expenses
Other costs of services	20,424	19,069	7%
Selling, general and administrative	53,532	51,003	5%
Depreciation and amortization	9,739	8,676	12%
Change in fair value of contingent consideration	(237)	1,443	n/m
Total operating expenses	83,458	80,191	4%

Income from operations	8,532	5,838	46%

Interest expense, net	6,707	5,490	22%
Other expense (income)	107	(203)	n/m
Total other expenses	6,814	5,287	29%

Income before income taxes	1,718	551	212%

Provision for income taxes	182	382	(52)%

Net income	1,536	169	809%

Net income attributable to non-controlling interest	438	409	7%
Net income (loss) attributable to i3 Verticals, Inc.	$1,098	$(240)	n/m

Net income (loss) per share attributable to Class A common stockholders:
Basic	$0.05	$(0.01)
Diluted	$0.04	$(0.01)
Weighted average shares of Class A common stock outstanding:
Basic	23,267,290	22,998,608
Diluted	33,828,461	22,998,608
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IIIV Reports First Quarter 2024 Financial Results

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i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended December 31, 2023
	Software and Services	Merchant Services	Other	Total
Revenue	$56,589	$35,422	$(21)	$91,990
Income (loss) from operations	$13,340	$8,133	$(12,941)	$8,532

Payment volume(1)	$781,859	$5,451,298	$—	$6,233,157

	For the Three Months Ended December 31, 2022
	Software and Services	Merchant Services	Other	Total
Revenue	$53,213	$32,834	$(18)	$86,029
Income (loss) from operations	$11,214	$7,017	$(12,393)	$5,838

Payment volume(1)	$652,176	$5,261,839	$—	$5,914,015

__________________________
1.Payment volume is the net dollar value of both (1) Visa, Mastercard and other payment network transactions processed by the Company's customers and settled to customers by the Company and (2) ACH transactions processed by the Company's customers and settled to customers by the Company.
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i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	December 31,	September 30,
	2023	2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$4,159	$3,112
Accounts receivable, net	68,226	65,110
Settlement assets	3,518	4,873
Prepaid expenses and other current assets	14,218	12,449
Total current assets	90,121	85,544

Property and equipment, net	11,142	12,308
Restricted cash	3,407	4,415
Capitalized software, net	62,153	62,577
Goodwill	410,772	409,563
Intangible assets, net	225,296	226,952
Deferred tax asset	52,332	52,514
Operating lease right-of-use assets	12,717	13,922
Other assets	8,996	13,698
Total assets	$876,936	$881,493

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$9,711	$11,064
Current portion of long term debt	90,777	—
Accrued expenses and other current liabilities	33,081	37,740
Settlement obligations	3,518	4,873
Deferred revenue	39,163	35,275
Current portion of operating lease liabilities	4,292	4,509
Total current liabilities	180,542	93,461

Long-term debt, less current portion and debt issuance costs, net	287,751	385,081
Long-term tax receivable agreement obligations	40,079	40,079
Operating lease liabilities, less current portion	9,417	10,433
Other long-term liabilities	21,991	24,143
Total liabilities	539,780	553,197

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2023 and September 30, 2023	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 23,279,170 and 23,253,272 shares issued and outstanding as of December 31, 2023 and September 30, 2023, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,093,394 and 10,093,394 shares issued and outstanding as of December 31, 2023 and September 30, 2023, respectively	1	1
Additional paid-in capital	254,562	249,688
Accumulated deficit	(11,846)	(12,944)
Total stockholders' equity	242,719	236,747
Non-controlling interest	94,437	91,549
Total equity	337,156	328,296
Total liabilities and equity	$876,936	$881,493
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i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2023	2022

Net cash provided by operating activities	$13,050	$18,179
Net cash used in investing activities	$(7,171)	$(94,530)
Net cash (used in) provided by financing activities	$(7,195)	$76,925

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that the non-GAAP financial measures presented by the Company provide useful information to investors in understanding and evaluating the Company's ongoing operating results. Accordingly, the Company includes such non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. The Company believes that these non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of the Company's current and ongoing business operations.
Although these non-GAAP financial measures assist in measuring the Company's operating results and assessing its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The Company believes that the disclosure of these non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of these non-GAAP financial measures to give shareholders and potential investors an opportunity to see the Company as viewed by management, to assess the Company with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. The Company believes that disclosure of these non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.
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IIIV Reports First Quarter 2024 Financial Results

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i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three Months Ended December 31,
	2023	2022
Net income (loss) attributable to i3 Verticals, Inc.	$1,098	$(240)
Net income attributable to non-controlling interest	438	409
Non-GAAP adjustments:
Provision for income taxes	182	382
Non-cash change in fair value of contingent consideration(1)	(237)	1,443
Equity-based compensation(2)	6,508	6,846
M&A-related expenses(3)	244	727
Acquisition intangible amortization(4)	7,145	6,732
Non-cash interest expense(5)	414	361
Other taxes(6)	375	75
Gain on investment(7)	—	(203)
Loss on disposal of property and equipment(8)	107	—
Non-GAAP pro forma adjusted income before taxes	16,274	16,532
Pro forma taxes at effective tax rate(9)	(4,069)	(4,133)
Pro forma adjusted net income(10)	$12,205	$12,399
Cash interest expense, net(11)	6,293	5,129
Pro forma taxes at effective tax rate(9)	4,069	4,133
Depreciation and internally developed software amortization(12)	2,594	1,944
Adjusted EBITDA(13)	$25,161	$23,605
_______________
1.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
2.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
3.M&A-related expenses are the professional service and related costs directly related to any merger, acquisition and disposition activity of the Company which we believe are not reflective of the underlying operational performance of the Company.
4.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
5.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
6.Other taxes consist of franchise taxes, commercial activity taxes, reserves for ongoing tax audit matters, the employer portion of payroll taxes related to stock option exercises and other non-income based taxes. Taxes related to salaries are not included.
7.Gain on investment reflects contingent consideration received for an investment that was sold in a prior year for the three months ended December 31, 2022.
8.Loss on disposal of property and equipment is related to the sale of a building purchased through an acquisition.
9.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2023 and 2022, based on blended federal and state tax rates.
10.Pro forma adjusted net income represents a non-GAAP financial measure, and assumes that all net income during the period is available to the holders of the Company's Class A common stock.
11.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
12.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
13.Represents a non-GAAP financial measure.
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IIIV Reports First Quarter 2024 Financial Results

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i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2023	2022
Diluted net income (loss) available to Class A common stock per share	$0.04	$(0.01)
Pro forma adjusted diluted earnings per share(1)(2)	$0.36	$0.37
Pro forma adjusted net income(2)	$12,205	$12,399
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	33,828,461	33,813,177
________________
1.Pro forma adjusted diluted earnings per share, a non-GAAP financial measure, is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income, a non-GAAP financial measure, assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,093,394 and 10,118,142 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 467,777 and 696,427 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months ended December 31, 2023 and 2022, respectively, resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method were excluded because of the effect of including them would have been anti-dilutive.
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